UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Great Plains Energy Incorporated

(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT VOTE ON PROPOSED ACQUISITION OF WESTAR ENERGY

August 25, 2016

DEAR FELLOW SHAREHOLDER,

I want to update you on an exciting milestone regarding our proposed acquisition of Westar Energy. On September 26, 2016, Great Plains Energy will hold a Special Meeting of Shareholders regarding the transaction.

As detailed in the enclosed proxy materials, your Board of Directors believes that the proposed combination of Great Plains Energy and Westar Energy is in the best interests of Great Plains Energy and its shareholders. As a Great Plains Energy shareholder, I believe you will realize enhanced value for your investment in Great Plains Energy because the combination with Westar Energy will create a leading Midwest energy utility well-positioned to:

›	Pursue increased attractive investment opportunities for the benefit of customers and shareholders;

›	Realize significant operating and cost efficiencies as the result of a strong geographic fit and complementary customer mix;

›	Deliver long-term shareholder value through an enhanced operating platform;

›	Accelerate earnings per share growth with more predictability, while keeping customer rates low;

›	Deliver top-quartile total shareholder returns; and

›	Maintain strong investment grade ratings with a solid free cash flow profile.

BY ACQUIRING WESTAR ENERGY, GREAT PLAINS ENERGY WILL

BE BETTER POSITIONED TO DELIVER SUPERIOR SHAREHOLDER

VALUE THAN IT WOULD BE ON A STANDALONE BASIS

Remain on Track to Close Transaction in the Spring of 2017

We continue to make progress on the milestones necessary to close the acquisition in the spring of 2017. In late June, we filed an application with the Kansas Corporation Commission seeking approval for the acquisition. At the federal level, we made filings with the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission in July and anticipate filing for Hart- Scott-Rodino clearance later this year. We continue to work closely and cooperatively with all regulatory bodies that are reviewing this transaction.

We have a track record of successful acquisitions, including the 2007 acquisition of Aquila, an electric utility serving customers in adjacent areas of Missouri. That successful acquisition, which was reviewed and approved by both the Missouri Public Service Commission and the Kansas Corporation Commission, has delivered—and continues to deliver—significant savings for customers, exceeding initial expectations.

We are moving forward with integration planning, and at the same time we remain focused on strengthening our base businesses through operational excellence, delivering top-tier customer service, and managing regulatory lag.

Vote to Create a Stronger Company—Vote for the Westar Transaction Today

Your board of directors recommends that shareholders vote today FOR the proposals related to the acquisition of Westar Energy. Your vote is extremely important, no matter how many shares you own. Please take a moment to vote FOR the proposals relating to the acquisition today—by telephone 1-800-690-6903, by Internet at www.proxyvote.com or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

If you have any questions about executing or delivering your proxy card or require assistance, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 687-1875.

On behalf of your Board of Directors, we thank you for your continued support. Your Board believes that this transaction represents substantial value for your investment. We remain as confident as ever about the significant value this combination will deliver to shareholders, customers and the communities we serve.

Sincerely,

Terry Bassham

Chairman of the Board, President and Chief Executive Officer

Forward-Looking Statements

Statements made in this report that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to Great Plains Energy’s proposed acquisition of Westar Energy, Inc. (Westar), the outcome of regulatory proceedings, cost estimates of capital projects and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy is providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and KCP&L; changes in business strategy, operations or development plans; the outcome of contract negotiations for goods and services; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates the Companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including, but not limited to, cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; Great Plains Energy’s ability to successfully manage transmission joint venture or to integrate the transmission joint ventures of Westar; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; the ability of Great Plains Energy to obtain the regulatory and shareholder approvals necessary to complete the anticipated acquisition of Westar; the risk that a condition to the closing of the anticipated acquisition of Westar or the committed debt or equity financing may not be satisfied or that the anticipated acquisition may fail to close; the failure to obtain, or to obtain on favorable terms, any equity, debt or equity-linked financing necessary to complete or permanently finance the anticipated acquisition of Westar and the costs of such financing; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the anticipated acquisition of Westar; the costs incurred to consummate the anticipated acquisition of Westar; the possibility that the expected value creation from the anticipated acquisition of Westar will not be realized, or will not be realized within the expected time period; the credit ratings of Great Plains Energy following the anticipated acquisition of Westar; disruption from the anticipated acquisition of Westar making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the diversion of management time and attention on the proposed transactions; and other risks and uncertainties.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transaction, Great Plains Energy has filed with the SEC a Registration Statement on Form S-4 (Registration No. 333-212513), which was declared effective by the SEC, and a definitive joint proxy statement of Great Plains Energy and Westar, which also constitutes a prospectus of Great Plains Energy, each of which is publicly available, and Great Plains Energy and Westar have filed and may file other documents regarding the proposed transaction with the SEC. Great Plains Energy and Westar have mailed to their respective shareholders the definitive joint proxy statement/prospectus in connection with the transaction. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, WESTAR AND THE PROPOSED TRANSACTION.

Investors can obtain free copies of the Registration Statement and joint proxy statement/prospectus and other documents filed by Great Plains Energy and Westar with the SEC at http://www.sec.gov, the SEC’s website, or free of charge from Great Plains Energy’s website (http://www.greatplainsenergy.com) under the tab, “Investor Relations” and then under the heading “SEC Filings.” These documents are also available free of charge from Westar’s website (http://www.westarenergy. com) under the tab “Investors” and then under the heading “SEC Filings.”